Exhibit 10.16

April 6, 2022

Delwinds Insurance Acquisition Corp.

1021 Main Street, Suite 1960

Houston, TX 77002

Re:	Amendment to Letter Agreement

Ladies and Gentlemen:

On December 10, 2020, Delwinds Insurance Acquisition Corp., a Delaware corporation (the “Company”), RBC Capital Markets, LLC and Cantor Fitzgerald & Co., as representatives (the “Representatives”) of the several underwriters (each, an “Underwriter” and collectively, the “Underwriters”) entered into that certain letter agreement (the “Existing Agreement”) relating to an underwritten initial public offering (the “Public Offering”), of 20,125,000 of the Company’s units (the “Units”), including 2,625,000 Units sold pursuant to a fully-exercised over-allotment option, each such Unit comprised of one share of the Company’s Class A common stock, par value $0.0001 per share (the “Common Stock”), and one-half of one redeemable warrant. Each whole warrant (each, a “Warrant”) entitles the holder thereof to purchase one share of Common Stock at a price of $11.50 per share, subject to adjustment. The Units were sold in the Public Offering pursuant to a registration statement on Form S-1 (File No. 333-248753) and prospectus (as amended, the “Prospectus”) filed by the Company with the U.S. Securities and Exchange Commission (the “Commission”) on September 11, 2020. Capitalized terms not defined herein shall have the meaning ascribed to them in the Existing Agreement.

On February 24, 2022, the Company, FOXO Technologies Inc., a Delaware corporation (the “Target”), DWIN Merger Sub Inc., a Delaware corporation and wholly-owned subsidiary of the Company (“Merger Sub”), and DIAC Sponsor LLC, a Delaware limited liability company and representative for the stockholders of the Company (the “Sponsor”) entered into that certain Agreement and Plan of Merger (the “Merger Agreement”), pursuant to which, among other matters, the Company will merge with and into Merger Sub, with the Company continuing as the surviving entity (the “Merger”), as a result of which, among other things, (i) all of the issued and outstanding capital stock of the Target immediately prior to the consummation of the Merger (the “Effective Time”), shall no longer be outstanding and shall automatically be cancelled and shall cease to exist, in exchange for the right for each stockholder of the Target to receive its Pro Rata Share (as defined in the Merger Agreement) of the Stockholder Merger Consideration (as defined in the Merger Agreement) (iii) each option to purchase capital stock of the Target immediately prior to the Effective Time will be exchanged for an option to purchase common stock of the Company, and (iv) each warrant to purchase capital stock of the Target will be automatically converted into a warrant to purchase common stock of the Company.

In connection with the Merger Agreement and in consideration of the covenants, representations and warranties contained therein, the parties hereto desire to amend and restate paragraph 7 of the Existing Agreement in its entirety on the terms and subject to the conditions set forth in this letter agreement (this “Amendment”), as follows:

7. (a) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Founder Shares (or shares of Common Stock issuable upon conversion thereof) until the earlier of (A) six (6) months after the completion of the Company’s initial Business Combination or (B) subsequent to the Business Combination, the date on which the Company completes a liquidation, merger, capital stock exchange, reorganization or other similar transaction that results in all of the Company’s stockholders having the right to exchange their shares of Common Stock for cash, securities or other property (the “Founder Shares Lock-up Period”).

(b) The Sponsor and each Insider agrees that it, he or she shall not Transfer any Private Placement Units, the Private Placement Shares, the Private Placement Warrants or shares of Common Stock issued or issuable upon the exercise of the Private Placement Warrants, until 30 days after the completion of a Business Combination (the “Private Placement Units Lock-up Period”, together with the Founder Shares Lock-up Period, the “Lock-up Periods”).

(c) Notwithstanding the provisions set forth in paragraphs 1(a) and (b), Transfers of the Founder Shares, Private Placement Units, Private Placement Shares, Private Placement Warrants and shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or the Founder Shares that are held by the Sponsor, any Insider or any of their per mitted transferees (that have complied with this paragraph 1(c)), are permitted (a) to the Company’s officers or directors, any affiliate or family member of any of the Company’s officers or directors or any affiliate of the Sponsor or to any member(s) of the Sponsor or any of their affiliates; (b) in the case of an individual, by gift to a member of such individual’s immediate family or to a trust, the beneficiary of which is a member of such individual’s immediate family, an affiliate of such individual or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of any of the Company’s officers, directors, Initial Stockholders or members of the Sponsor; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales or transfers made in connection with the consummation of an initial Business Combination at prices no greater than the price at which the shares or warrants were originally purchased; (f) in the event of the Company’s liquidation prior to the completion of an initial Business Combination; (g) by virtue of the laws of the State of Delaware or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; or (h) in the event of the Company’s liquidation, merger, capital stock exchange, reorganization or other similar transaction which results in all of the Company’s stockholders having the right to exchange their shares of common stock for cash, securities or other property subsequent to the completion of the Company’s initial Business Combination provided, however, that in the case of clauses (a) through (e) or (g), these permitted transferees must enter into a written agreement with the Company agreeing to be bound by the transfer restrictions herein.

Except as specifically set forth herein, each provision of the Existing Agreement shall remain unchanged and in full force and effect. The Existing Agreement and this Amendment shall be construed together as a single agreement, and nothing herein shall waive, amend, or affect any provisions, condition, covenant or agreement contained in the Existing Agreement except for paragraph 7 thereof, as set forth herein.

[Signature Page Follows]

Sincerely,

DIAC SPONSOR LLC

By:	/s/ Andrew J. Poole
	Name:	Andrew J. Poole
	Title:	Managing Member

By:	/s/ Andrew J. Poole
	Name:	Andrew J. Poole

By:	/s/ Bryce Quin
	Name:	Bryce Quin

By:	/s/ Michael T. Gray
	Name:	Michael T. Gray

By:	/s/ E. Benjamin Nelson
	Name:	Sen. E. Benjamin Nelson

/s/ Paul Britton Newhouse
Name:	Paul Britton Newhouse

By:	/s/ Ryan Rugg
	Name:	Ryan Rugg

Acknowledged and Agreed:

DELWINDS INSURANCE ACQUISITION CORP.

By:	/s/ Andrew J. Poole
	Name:	Andrew J. Poole
	Title:	Chief Executive Officer

[Signature Page to Letter Agreement]

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